                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        CURATIVE HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                             [CURATIVE LETTERHEAD]



April 30, 2004


Dear Fellow Shareholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders of Curative Health Services, Inc. to be held at 10:00 a.m., Eastern Standard time on Wednesday, June 2, 2004 at the Company's corporate offices located at 150 Motor Parkway, Hauppauge, New York.

The notice of meeting and proxy statement accompanying this letter describe the specific matters to be considered and voted upon at the Annual Meeting.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

Please give this information your careful consideration. It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.


All the best,

/s/ Joseph L. Feshbach
------------------------------------
Joseph L. Feshbach
Chairman and Chief Executive Officer

                         CURATIVE HEALTH SERVICES, INC.
                             CORPORATE HEADQUARTERS
                                150 MOTOR PARKWAY
                               HAUPPAUGE, NY 11788

                                 April 30, 2004

To Holders of the Common Stock of
CURATIVE HEALTH SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The 2004 Annual Meeting of Shareholders of Curative Health Services, Inc. will be held on Wednesday, June 2, 2004 at 10:00 a.m., Eastern Standard time, at the Company's corporate offices located at 150 Motor Parkway, Hauppauge, New York 11788, for the following purposes:

         (1) To nominate and elect nine (9) directors for terms expiring at the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors; and

         (3) To transact such other business as may properly come before the meeting.

         It is important that your stock be represented at the meeting regardless of the number of shares that you hold. Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the accompanying postage-paid envelope.

                                              By Order of the Board of Directors

                                              /s/ Nancy F. Lanis
                                              -----------------------------
                                              Secretary

                          CURATIVE HEALTH SERVICES INC.

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Curative Health Services, Inc. (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held Wednesday, June 2, 2004 at 10:00 a.m., New York time, at the Company's corporate offices located at 150 Motor Parkway, Hauppauge, New York 11788, and any adjournment thereof, for the purposes set forth in the Notice of Meeting. The shares represented by proxies in the form solicited will be voted in the manner indicated by a shareholder. In the absence of instructions, the proxies will be voted for the election of the nominees named in this Proxy Statement and for the ratification of the appointment of the Company's independent auditors, and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the Meeting.

         The mailing address of the executive office of the Company is 150 Motor Parkway, Hauppauge, New York 11788. This Proxy Statement and the enclosed proxy are being furnished to shareholders of the Company on or about April 30, 2004.

         Returning your completed proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so. You may revoke your proxy any time before the exercise thereof by written notice to the Secretary of the Company, by the return of a new proxy to the Company, or by voting in person at the Meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, but will not be considered as present and entitled to vote with respect to such matters.

         Shareholders of record at the close of business on April 21, 2004 are entitled to notice of and to vote at the Meeting. The issued and outstanding capital stock of the Company entitled to vote as of April 21, 2004 consisted of 13,180,728 shares of common stock, $.01 par value per share (the "Common Stock"). Each issued and outstanding share of Common Stock is entitled to one vote.

         A copy of the Company's Annual Report for the year ended December 31, 2003 is being furnished to each shareholder with this Proxy Statement.

                                   PROPOSAL #1
                              ELECTION OF DIRECTORS

         Section 3.02 of the Company's bylaws provides that the number of members of the Board of Directors shall be six or such other number as shall be determined from time to time by resolution of the Board of Directors or the shareholders. The Board of Directors has by resolution set the number of directors at nine.

         The Company's bylaws provide that nominations of persons for election as directors are to be made at a meeting of shareholders called for that purpose, whether at the direction of the Board of

Directors or by a shareholder as provided in the bylaws. Nine directors are to be elected at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and eligible to vote at the Meeting is required to elect a nominee as director. The persons named in the accompanying proxy will vote for the election of the nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the nominees has consented to being named as a nominee and is willing to serve as a director if elected; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

         The following table lists the persons to be nominated for election as directors and their offices in the Company, if any:

        NAME                                           POSITION
--------------------               -------------------------------------------------
Joseph L. Feshbach                 Chairman of the Board and Chief Executive Officer
Paul S. Auerbach, MD               Director
Daniel E. Berce                    Director
Lawrence P. English                Director
Timothy I. Maudlin                 Director
Gerard Moufflet                    Director
Paul F. McConnell                  Director, President and Chief Operating Officer
Peter M. DeComo                    Director
John C. Prior                      Director, President -- Specialty Healthcare Services

         Set forth below is certain information about each nominee for director of the Company, including each such person's name, age and principal occupations for the last five years.

         Joseph L. Feshbach, 50, is the Chairman of the Board and Chief Executive Officer of the Company. Since February 2000, Mr. Feshbach has served as a director of the Company and in November 2000 he was named Chairman of the Board. In March 2001 Mr. Feshbach was named Executive Chairman. Mr. Feshbach served as Interim Chief Executive Officer from March 2002 through July 2002. In July 2002, Mr. Feshbach was elected Chief Executive Officer and Chairman. From December 1998 to March 2002, Mr. Feshbach was a private investor. From 1983 to 1998, Mr. Feshbach was a co-founder and General Partner of Feshbach Brothers, a money management and brokerage firm. During his 15 year career at Feshbach Brothers, Mr. Feshbach was responsible for both research and capital formation. After retiring from Feshbach Brothers in 1998, Mr. Feshbach invested his family's capital primarily in publicly traded equities. Mr. Feshbach is a director of QuadraMed Corporation, a publicly traded healthcare information technology company and is Chairman of its Strategy Committee.

         Paul S. Auerbach, M.D., M.S., 53, has been a director of the Company since February 2000. Since August, 2003, Dr. Auerbach has served as Chief Operating Officer of KAI Pharmaceuticals, Inc., a private biotechnology company. From October 1999 to 2003, Dr. Auerbach served as a Venture Partner with Delphi Ventures, a venture capital firm. From 1997 until 1999, Dr. Auerbach served as Chief Operating Officer of MedAmerica, a private company, and from 1995 to 1996 as Chief Operating Officer of Sterling Healthcare Group, a publicly traded company. Prior to that, Dr. Auerbach was Professor and Chief of Emergency Medicine at Stanford University Medical Center and, prior to that, held the same positions at Vanderbilt University Medical Center.

         Daniel E. Berce, 50, has been a director of the Company since February 2000. Since April 2003, Mr. Berce has served as President of AmeriCredit Corp., a publicly traded finance company, and since

1990 Mr. Berce has served as a director of AmeriCredit Corp. From November 1996 until April 2003, he served as Vice Chairman and Chief Financial Officer of AmeriCredit Corp. From November 1994 until November 1996, Mr. Berce served as Executive Vice President, Chief Financial Officer and Treasurer of AmeriCredit Corp. and from May 1990 until November 1994, he served as Vice President, Chief Financial Officer and Treasurer of the Company. Prior to joining AmeriCredit, he was a partner with Coopers & Lybrand for four years and was with such firm for fourteen years. Mr. Berce is a certified public accountant. Mr. Berce is a director of AZZ Incorporated, a publicly held company that manufactures specialty electronic equipment and provides galvanizing services to the steel fabrication industry.

         Lawrence P. English, 63, has been a director of the Company since May 2000. Since June 2000, Mr. English has been the Chief Executive Officer and a director of QuadraMed Corporation, a publicly traded healthcare information technology company. In January 2001, Mr. English was appointed Chairman of the Board of QuadraMed. Mr. English was the Founder and Chief Executive Officer of Lawrence P. English, Inc., a private turn-around management firm, from January 1999 to June 2000. He was the Chairman of the Board and Chief Executive Officer of Aesthetics Medical Management, Inc., a physician practice management company for plastic surgeons, from July 1997 to January 1999. Until he resigned in September 2002, he served as Director of Clarent Hospital Corporation, formerly Paracelsus Healthcare Corporation, since May 1999 and as the Non-Executive Chairman of the Board since February 2000. From 1992 to 1996, Mr. English was President of CIGNA HealthCare, one of the nation's largest health maintenance organizations. Prior to 1992, Mr. English held numerous senior level positions at CIGNA. Mr. English possesses a Bachelor of Arts degree from Rutgers University and a Masters of Business Administration from George Washington University, and is a graduate of Harvard Business School's Advanced Management Program.

         Timothy I. Maudlin, 53, a co-founder of the Company, has been a director of the Company since 1984, and served as Secretary of the Company from November 1984 to December 1990. Mr. Maudlin served as President of the Company from October 1985 through December 1986. Mr. Maudlin has been the Managing General Partner of Medical Innovation Partners, a venture capital firm, since 1988 and since 1982 he has been an officer of the affiliated management company of Medical Innovation Partners. Mr. Maudlin is a certified public accountant and has served as an advisory principal of Venturi Group LLC since October 2001. Previously, he served as a principal of Venturi Group LLC from 1999 to October 2001 and as Chief Financial Officer of Venturi Group LLC from October 2001 into 2002.

         Gerard Moufflet, 60, has been a director of the Company since November 1989. Mr. Moufflet is the Chief Executive Officer and founder of Acceleration International Corp., a private equity firm focused on healthcare investments in Europe and the United States. From 1989 to December 2001, Mr. Moufflet served as Managing Director of Advent International Corporation, a venture capital firm. Prior to joining Advent, Mr. Moufflet served as Corporate Vice President in charge of various Baxter International European operations and spent 17 years in marketing, financial and general management positions with that company's European businesses. Mr. Moufflet is a director of Serologicals Corporation, a publicly traded company and global provider of biological products and enabling technologies, and American Dental Partners, Inc., a publicly traded company and one of the nation's leading business partners to dental groups. Mr. Moufflet is also the Chairman of the Board of the Board of Fellows of the Harvard Dental School of Medicine and the Chairman of the French Library and Cultural Center of Boston.

         Paul F. McConnell, 50, a founder of Critical Care Systems in 1991, has served as a Director and as President and Chief Operating Officer of the Company following the acquisition of Critical Care Systems by the Company in April 2004. It is anticipated that within 18 months, Mr. McConnell will be offered the position of Chief Executive Officer of the Company, subject to the approval of the board of directors of the Company. Mr. McConnell has more than 25 years of healthcare experience, primarily in the home infusion industry. Previously, Mr. McConnell held management positions with Critical Care America, including Vice President of New Market Development. Mr. McConnell was also a founder of the national home infusion therapy company, Chartwell Home Therapies, where he managed sales, marketing and operations. Prior to this, he held sales management and hospital sales positions in the pharmaceutical industry.

         Peter M. DeComo, 56, has been a director of the Company since January 2004. Mr. DeComo was a co-founder of Renal Solutions, Inc. and currently serves as its Chairman and Chief Executive Officer. Previously, Mr. DeComo was the Chief Operating Officer of HemoTherapies Inc., the license partner to HemoCleanse Inc. for the only U.S. Food and Drug Administration (FDA) cleared Liver Dialysis System. Prior to this, Mr. DeComo was Senior Vice President of the Infusion Therapy/Biotech Operating Division for Olsten Health Services, now a part of the specialty pharmacy business of Accredo Health, a $600 million specialty pharmacy provider. Mr. DeComo has held numerous senior level positions in the health care industry specializing in the provision of specialized products and services to patients in the home setting. He is affiliated with a number of healthcare related organizations and advocacy groups.

         John Prior, 50, was named President of the Company's Specialty Healthcare Services business unit, effective March 15, 2001, and has been a director of the Company since April 16, 2001. He has served as Executive Vice President and General Manager from September 2000 to March 2001, and he served as Interim Chief Executive Officer from March 2001 to September 2001. From August 1995 until September 2000, Mr. Prior served as Senior Vice President, Finance and Chief Financial Officer. From February 1991 to August 1995, Mr. Prior served as Vice President of Finance and has been Secretary from October 1993 until September 2001. From July 1987 to February 1991 he served as Controller of the Company. From 1979 to 1987, Mr. Prior held a variety of positions in the Health Care Auditing/Consulting Group of KPMG Peat Marwick and was promoted to Senior Manager in 1984. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

         Corporate governance encompasses the internal policies and practices by which the Company is operated and controlled on behalf of its shareholders. Corporate governance at the Company is designed to drive superior performance by making the most effective use of the collective skills and experience of directors. The Company believes that a good system of corporate governance enables it to maintain the confidence of investors and is a source of competitive advantage.

         The Board of Directors is responsible for the control and direction of the Company. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under Minnesota law, other constituencies, such as the Company's employees, customers, suppliers and the communities in which it does business. The Board strives to ensure success and continuity of the Company's business through the election of qualified management. It is also responsible for ensuring that the Company's activities are conducted in a responsible and ethical manner.

         Shareholders who desire to communicate directly with the Board of Directors should provide their communication to the Board in writing sent to the Corporate Secretary at the principal executive offices of the Company at 150 Motor Parkway, Hauppauge, NY 11788. The Corporation Secretary will forward such communication to the chair of the Governance Committee, or if principally related to financial or accounting matters or internal controls, to the chair of the Audit Committee.

         The Board of Directors currently consists of nine directors, six of whom are independent, non-employee directors as independence is defined in Rule 4200(a)(14) of the NASDAQ Marketplace Rules. All of the Company's directors stand for re-election every year. At each regularly scheduled Board meeting, the non-employee directors meet in executive session without any members of management present.

         The Board of Directors has five standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Governance Committee and a Regulatory and Compliance Committee. Each of these committees operates under a written charter adopted by the Board of Directors. Under their respective charters, each of the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory and Compliance Committee is authorized to retain and consult with external advisors, consultants and counsel as needed to fulfill its responsibilities. Each of these committees maintains written minutes of its meetings and regularly reports to the Board regarding its determinations and recommendations on matters within the scope of its duties and responsibilities.

         EXECUTIVE COMMITTEE. The members of the Executive Committee are Messrs. English (as Chairman beginning in August 2002), and Feshbach (as Chairman until August 2002), Moufflet and Berce. The Executive Committee advises the Board regarding strategic, operational and legal matters, as appropriate from time to time. The Executive Committee may also exercise the authority of the Board between Board meetings when (i) the Chairman of the Board determines that it is not practical to defer action until a special or regular meeting of the Board, or (ii) the Board specifically has authorized the action being taken, or (iii) the matter being acted upon is administrative in nature, is not otherwise the responsibility of another standing committee of the Board and does not merit attention by the full Board. In 2003, the Executive Committee met five times.

         AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Berce (as Chairman), English and Maudlin, each of whom is an "independent director" as defined in Rule 4200(a)(14) of the NASDAQ Marketplace Rules. Messrs. Berce and Maudlin are "financial experts" as the term is defined in the Securities and Exchange Commission rules. A copy of the charter of the Audit Committee, as amended in April 2004, is attached as Appendix A to this proxy statement. The Audit Committee assists the Board of Directors in the oversight of the integrity of the Company's financial statements; the Company's compliance with financial reporting and other legal and regulatory reporting requirements; the independence, qualifications and performance of the Company's internal and external auditors; and the adequacy of the Company's internal controls. In performing these functions, the Audit Committee meets periodically with management and the independent auditors (including sessions without management present). In addition, as provided in its charter, the Audit Committee selects and engages the independent auditors for the Company, and approves in advance any engagement of the independent auditors to provide audit or non-audit services to the Company. In 2003, the Audit Committee met six times.

         COMPENSATION COMMITTEE. In 2003, the members of the Compensation Committee (formerly known as the Compensation and Stock Option Committee) consisted of Messrs. Berce (as Chairman), Maudlin and Auerbach. All the members of the Compensation Committee, are "outside directors" (as defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended), and are "non-employee directors" (as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended). The Compensation Committee has oversight responsibility for director and executive compensation, benefits and perquisites policies and strategies of the Company; reviews and determines all forms of compensation to be provided to the executive officers of the Company, including equity compensation, benefits and perquisites; recommends to the Board of Directors forms of compensation to be provided to the directors of the Company; reviews and provides general guidance with respect to the bonus and equity compensation of employees; and makes all determinations regarding the administration of the Company's equity compensation plans and awards. In 2003, the Compensation Committee met two times.

         GOVERNANCE COMMITTEE. The members of the Governance Committee are Messrs. Maudlin (as Chairman), Auerbach and Moufflet. All the members of the Governance Committee are non-employee directors and are independent, as defined in Rule 4200(a)(14) of the NASDAQ Marketplace Rules. The charter of the Governance Committee, as amended in February 2004, as well as the Company's Corporate Governance Guidelines, are available on the Company's website at www.curative.com. The Governance Committee establishes the evaluation procedure and minimum qualifications of the members of the Board and its committees; identifies and recommends nominees for the Board and its committees, oversees succession planning for the Company's Chief Executive Officer; and develops, recommends to the Board and oversees corporate governance principles applicable to the Company. The Governance Committee also monitors compliance with the Company's corporate governance principles and code(s) of ethics for the chief executive and senior financial officers, and reviews and addresses conflicts of interest of directors, the chief executive officer and other Board-appointed officers.

         The Governance Committee, in consultation with the Chairman and CEO, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur from resignations or any other reason. The Governance Committee will consider nominees for director recommended by a director, chief executive or other officer, third party search firm or shareholders. Candidates are selected for their character, judgment, business experience and acumen, and high performance standards. Additional relevant competencies include health care industry experience, demonstrated leadership or management experience, public company board experience, familiarity with national issues affecting the business, financial and accounting expertise, and compatibility with the Board. In order to have nominees considered, shareholders must provide the Governance Committee with written notice of such proposal not later than 60 days following the end of the fiscal year to which the next annual meeting of shareholders relates. In the alternative, a shareholder may nominate persons for election as directors by following the procedures set forth in the Company's bylaws. The Company engages the services of a third party search firm to assist in the identification and evaluation of candidates. This year, Mr. DeComo was identified as a potential board member by an executive officer. The Governance Committee is under no obligation to accept a nominee proposed by a shareholder, however, the Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. All nominations ultimately made by the Governance Committee are in such committee's sole discretion. Final approval of a candidate is determined by the full Board of Directors. In 2003, the Governance Committee met three times.

         REGULATORY AND COMPLIANCE COMMITTEE. The members of the Regulatory and Compliance Committee are Dr. Auerbach (as Chairman), Mr. DeComo and Mr. Feshbach. The Committee reviews and oversees the compliance by the Company, and its agents and employees, with applicable legal requirements relating to providers and suppliers of healthcare services and products, the Company's Code of Business Conduct and compliance program, and any applicable corporate integrity agreement entered into or binding on the Company. In 2003, the Regulatory and Compliance Committee met five times.

         During 2003, the Board of Directors met eleven times. Each incumbent director attended at least 75% of all meetings of the Board and applicable committees held during 2003. The Board and the committees also act from time to time by written action.

COMPENSATION OF DIRECTORS

         In 2003, each non-employee director was paid an annual retainer of $15,000, $1,500 for each Board meeting attended in person or $1,000 for each Board meeting participated in by means of conference telephone; $1,500 for each Audit Committee meeting attended in person (other than an Audit Committee meeting held on the same date as a Board meeting); $1,000 for each Audit Committee meeting held on the same date as a Board meeting or participated in by means of conference telephone; $1,250 for each non-Audit Committee meeting attended in person (other than a non-Audit Committee meeting held on the same date as a Board meeting); and $750 for each non-Audit Committee meeting held on the same date as a Board meeting or participated in by means of conference telephone. The chairman of the Audit Committee received an additional annual retainer fee of $4,000 and the chairman of each non-Audit Committee received an additional annual retainer fee of $3,000.

         In 1993, the Company established a Director Share Purchase Program (the "Program") to encourage ownership of its Common Stock by its directors. Under the program, each non-employee director can elect to forego receipt of annual retainer and meeting fees in cash and, in lieu thereof, receive shares of Common Stock having a market value at the date of issuance equal to the cash payment.

         In 1995, the Company established a Non-Employee Director Stock Option Plan (the "Director Plan"). The purpose of the Plan is to promote the success of the Company by attracting and retaining non-employee directors by supplementing their cash compensation and providing a means for such directors to increase their holdings of Common Stock. The Company believes it is important that the interest of the directors be aligned with those of its shareholders and that the Director Plan strengthens that link. The Director Plan provides for an automatic initial grant of options to purchase 15,000 shares of Common Stock, at market value on date of grant, to a non-employee director upon his or her initial election as a member of the Board. The Director Plan also provides for the automatic grant of an option to purchase 15,000 shares of Common Stock, at market value on the date of grant, each time a non-employee director is re-elected as a member of the Board. Further, the Director Plan provided for the automatic one time grant of an option to purchase 45,000 shares of Common Stock, at market value on date of grant, upon a non-employee director's election as a member of the Board at the 2002 Annual Meeting of Shareholders. Upon their election to the Board in May 2002, the non-employee members of the Board of Directors were each granted options to purchase 45,000 shares of Common Stock at $13.16 per share, vesting immediately as to one-third of such shares, vesting after one year as to another third of such shares, and vesting after two years with respect to the final third of such shares, subject to certain conditions. The Director Plan also provides that for all directors who are granted the one time option to purchase 45,000 shares as described above, there shall be no grants under the Director Plan in connection with the Company's 2003 and 2004 Annual Meetings of Shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 2003 consisted of Messrs. Auerbach, Berce and Maudlin. Mr. Maudlin served as President of the Company from October 1985 through December 1986. In December 2001, the Company loaned Mr. Maudlin $133,683. In January 2002, the Company loaned Dr. Auerbach $77,495. Each of the loans represented 80% of the aggregate exercise price payable to the Company by the directors in connection with an exercise of certain Company stock options. See "Certain Transactions" for more information about these loans.

                               EXECUTIVE OFFICERS

         Set forth below is certain information about each current executive officer of the Company who is not a director of the Company, including name, age and principal occupations during the past five years. All of the executive officers of the Company are elected by the Board of Directors to serve until the next Annual Meeting of the Board of Directors or until their successors are elected and qualified.

         Nancy F. Lanis, 47, has served as Executive Vice President, General Counsel and Secretary since March 2003. She served as Senior Vice President and General Counsel from June 2001 to March 2003, and has served as Corporate Secretary since September 2001. From March 2000 to June 2001, Ms. Lanis was Of Counsel at Ruskin, Moscou, Evans & Faltischek, P.C. in the Corporate and Health Law Practice Groups. From September 1991 to March 2000, Ms. Lanis held a number of positions with the Health Services Division (subsequently known as Gentiva Health Services, Inc., and a portion of which has since been acquired by Accredo Health, Incorporated) of Olsten Corporation, ultimately serving as its Vice President and General Counsel for Infusion and Biotech at the time of her departure. Ms. Lanis was Corporate Counsel at W.R. Grace & Co. from 1985 to September 1991, and was associated with the firm of Cole & Deitz (now known as Winston & Strawn) from 1983 to 1985.

         Thomas W. Axmacher, 45, has served as Executive Vice President of Finance and Chief Financial Officer since March 2003. From April 2002 to March 2003, he served as Senior Vice President of Finance and Chief Financial Officer. From March 2001 to April 2002, he served as Vice President of Finance and Chief Financial Officer. From August 1997 to March 2001, Mr. Axmacher served as Vice President and Controller. From March 1991 to August 1997, he served as Controller of the Company. Prior to joining the Company, Mr. Axmacher spent six years at Tempo Instrument Group, an electronics manufacturer where he served as Vice President and Controller.

         Michelle D. LeDell, 45, has served as Senior Vice President of Human Resources since March 2003. From January 2002 to March 2003, she served as Vice President of Human Resources. From March 1996 to January 2002, Ms. LeDell served as Senior Director of Human Resources at Express Scripts, a pharmacy benefit management company. From October 1995 to March 1996, Ms. LeDell worked at Dain Bosworth, an investment banking firm, where she served as Manager of Human Resources. From 1984 to 1995, Ms. LeDell worked at the Prudential companies, an insurance organization, with eight of those years being spent in human resources. From 1982 to 1984, Ms. LeDell was a financial analyst with Dun and Bradstreet, a credit rating services company.

         Anne S. Bruce, 40, has served as Senior Vice President and Chief Information Officer/Security Officer since September 2003. She served as Vice President of Public Affairs from February 2003 to May 2004. Prior to joining the Company, Ms. Bruce spent 19 years in various positions in the information technology field, starting her career as a Systems Engineer for Electronic Data Systems (EDS) in 1984. Ms. Bruce held senior management positions at EDS from 1984 to September of 1997, at Ernst & Young LLP from September of 1997 through September of 2000 and at eLoyalty from September 2000 into February 2003.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each person who served as the Chief Executive Officer of the Company at any time during 2003,
(ii) the four executive officers of the Company (other than its chief executive officer) most highly compensated in salary and bonus for 2003 who were also serving as executive officers of the Company on December 31, 2003, and (iii) the most highly compensated person in salary and bonus for 2003 who served as an executive officer of the Company during 2003 but was not serving as an executive officer on December 31, 2003 (the "named executive officers").

                                                                                           LONG TERM
                                                        ANNUAL COMPENSATION               COMPENSATION
                                                   ------------------------------    -----------------------
                                                                           OTHER     RESTRICTED   SECURITIES      ALL
                                                                           ANNUAL      STOCK      UNDERLYING     OTHER
NAME AND PRINCIPAL POSITION                         SALARY     BONUS        COMP.      AWARDS       OPTIONS      COMP.
(AS OF DECEMBER 31, 2003)                  YEAR      ($)      ($)(1)       ($)(2)      ($)(3)         (#)        ($)(4)
-------------------------                  ----    -------    -------      ------    ----------   ----------     ------
Joseph Feshbach(5)                         2003    423,942         --        --            --        75,500        808
Chief Executive Officer                    2002    313,385    333,333        --             0       350,000        969

John Prior                                 2003    270,000         --        --            --        25,500        519
President, Specialty                       2002    270,000    122,850        --             0             0      1,662
Healthcare Services                        2001    210,915      3,240        --        86,800        20,000      3,400

William Tella                              2003    274,656         --        --             0        50,500        481
President, Specialty                       2002    235,461    200,000        --             0       100,000        778
Pharmaceutical Services                    2001    187,000      2,244        --        43,400             0      2,878

Nancy Lanis(6)                             2003    239,483     52,516        --            --        25,500        760
Executive Vice President,                  2002    200,000    171,200        --             0       100,000      2,086
General Counsel and                        2001     96,154     15,000        --             0        50,000          0
Secretary

Thomas Axmacher(7)                         2003    210,516     48,500        --            --        25,500      2,826
Executive Vice President                   2002    168,539    130,000        --             0        25,000      1,279
and Chief Financial Officer                2001    147,392      1,470        --             0        10,000      3,400

--------------------
(1) Amounts shown for 2003 represent bonuses paid under the Company's Incentive Compensation Plan. Amounts shown for 2001 and 2002 represent discretionary bonuses paid under the Company's Incentive Compensation Plan and, with respect to bonuses paid in 2002, bonuses awarded with respect to particular achievements during 2002. All such awards are actually paid in the fiscal year immediately following the year for which the award is made.

(2) Amounts paid did not exceed the lesser of $50,000 or ten percent (10%) of salary and bonus for any of the named individuals.

(3) The number of shares of restricted stock awarded were as follows: Mr. Prior 10,000 shares in 2001; Mr. Tella 5,000 shares in 2001. The value of such shares is calculated using the closing price for the Company's Common Stock on the date of the award (i.e., $8.68 for 2001 awards). As of December 31, 2003, an aggregate of 15,000 shares of restricted stock were held by the named executive officers with an aggregate value of $130,200 based on the closing price on that date. One third of the shares covered by the 2001 restricted stock awards vest after one year with the balance of each award vesting thereafter in eight equal quarterly installments following the initial vesting date. The recipients of these restricted stock awards are entitled to receive any dividends declared with respect to the restricted shares.

(4) All amounts represent Company matching contributions to its 401(k) plan.

(5) Mr. Feshbach was hired as Interim Chief Executive Officer of the Company in March 2002 and was hired as Chief Executive Officer of the Company in July 2002.

(6)      Ms. Lanis was hired as an executive officer in June 2001.

(7)      Mr. Axmacher became an executive officer in March 2001.

         STOCK OPTION TABLES

         The following tables summarize stock option grants and exercises during 2003 to or by the named executive officers, and the value of the options held by such persons at the end of 2003.

                          OPTION GRANTS IN FISCAL 2003

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                                                                                  OF STOCK PRICE
                                                                                              APPRECIATION FOR OPTION
                                                        INDIVIDUAL GRANTS                             TERM
                                        --------------------------------------------------    ----------------------
                                         NUMBER OF    % OF TOTAL
                                        SECURITIES     OPTIONS
                                        UNDERLYING    GRANTED TO
                                         OPTIONS      EMPLOYEES     EXERCISE
                                         GRANTED      IN FISCAL       PRICE     EXPIRATION
   NAME                                   (#)(1)         YEAR         ($/SH)        DATE         5% ($)      10% ($)
------------                            ----------    ----------    --------    ----------    ---------    ---------
Mr. Feshbach                             75,000(2)       8.73%        16.82      3/05/2013     794,745     2,005,785
                                            500(3)       0.06%        14.74      6/03/2013       4,643        11,718

Mr. Prior                                25,000(2)       2.91%        16.82      3/05/2013     264,915       668,595
                                            500(3)       0.06%        14.74      6/03/2013       4,643        11,718

Mr. Tella                                50,000(2)       5.82%        16.82      3/05/2013     529,830     1,470,750
                                            500(3)       0.06%        14.74      6/03/2013       4,643        11,718

Ms. Lanis                                25,000(2)       2.91%        16.82      3/05/2013     264,915       668,595
                                            500(3)       0.06%        14.74      6/03/2013       4,643        11,718

Mr. Axmacher                             25,000(2)       2.91%        16.82      3/05/2013     264,915       668,595
                                            500(3)       0.06%        14.74      6/03/2013       4,643        11,718

--------------------------
(1) Except as otherwise noted, the options become exercisable after one year with respect to one-third of the shares with the balance of the shares becoming exercisable in equal installments on the last day of each of the eight successive three-month periods following the initial exercisability date.

(2) The basis for the grant was annual equity compensation, after considering outside consultant recommendations in the form of a report, which analyzed the level of executive compensation for a number of comparable companies

(3) This grant was immediately exercisable and issued in connection with certain amendments to the officer's employment agreement in connection with the reorganization of the Company into a holding company structure.

                         OPTION EXERCISES IN FISCAL 2003
                                       AND
                           VALUE AT END OF FISCAL 2003

                                       SHARES                   NUMBER OF SECURITIES
                                      ACQUIRED                 UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                         ON         VALUE            OPTIONS AT                IN-THE MONEY OPTIONS AT
                                      EXERCISE    REALIZED      FISCAL YEAR END (#)              FISCAL YEAR END ($)
    NAME                                (#)         ($)      EXERCISABLE/ UNEXERCISABLE      EXERCISABLE / UNEXERCISABLE (1)
------------                          --------    --------    --------------------------      -------------------------------
Mr. Feshbach                             -           -           269,651 / 243,345                    735,178 / 186,963

Mr. Prior                                -           -            140,914 / 88,336                    888,107 / 27,022

Mr. Tella                                -           -            134,833 / 91,670                    783,397 / 189,599

Ms. Lanis                                -           -             89,657 / 80,843                    318,353 / 122,897

Mr. Axmacher                             -           -             69,040 / 37,086                    290,164 / 13,511

--------------------------
(1) Calculation is based on the difference between the closing price of the Common Stock on December 31, 2003 and the exercise price of the options for each optionee.

The following table summarizes the Company's equity compensation plans as of December 31, 2003:

                      EQUITY COMPENSATION PLAN INFORMATION


                                                          Number of                                    Number of securities
                                                       securities to be         Weighted average      remaining available for
                                                     issued upon exercise       exercise price of      future issuance under
                                                        of outstanding             outstanding       equity compensation plans
                                                      options, warrants         options, warrants      (excluding securities
                                                          and rights               and rights        reflected in column (a))
               Plan Category                                 (a)                       (b)                     (c)
--------------------------------------------------   --------------------       -----------------    -------------------------
Equity compensation plans approved by security
holders                                                   2,021,746                  $12.73                    780,989(i)
Equity compensation plans not approved by security
holders                                                   1,264,703 (ii)             $15.58                    715,311(iii)
Total                                                     3,286,449                  $13.89                  1,496,300

         (i) This number includes 685,657 shares under the 2000 Stock Incentive Plan and 95,332 shares under the 1995 Non-Employee Director Plan.

         (ii) This number includes 1,020,033 securities under the 2001 Broad-Based Stock Incentive Plan (the "2001 Plan") and 244,670 securities under the non-plan employee option agreements.

         THE 2001 PLAN. Under the 2001 Broad-Based Stock Incentive Plan (the "Plan"), the Company can grant options, stock appreciation rights ("SAR"), restricted stock, restricted stock units, performance awards, other stock grants or other stock-based awards. The total number of shares of common stock authorized to be granted pursuant to Awards (as defined in the Plan, not incentive stock options) granted under the Plan is 2,000,000. As of December 31, 2003, options to purchase an aggregate of 1,020,033 shares of the Company's common stock were outstanding under the Plan. Any employee, officer, consultant, independent contractor and non-employee directors providing services to the Company or any of its affiliates is eligible to receive awards under the Plan. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall not have the authority to grant Awards to officers and directors in an aggregate amount that equals or exceeds fifty percent (50%) of the common stock authorized to be granted pursuant to Awards granted under the Plan. No awards may be granted under the Plan after July 30, 2011. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award shall not be less than 100% of the fair market value of the Company's common stock on the date of grant of such option, SAR or award.

The Plan provides that the Committee may grant reload options, separately or together with another option, and may establish the terms and conditions of such reload options. Pursuant to a reload option, the optionee would be granted a new option to purchase the number of shares not exceeding the sum of (i) the number of shares of common stock tendered as payment upon the exercise of the option to which such reload option relates, and (ii) the number of shares of the Company's common stock tendered as payment of the amount to be withheld under income tax laws in connection with the exercise of the option to which such reload option relates. Reload options may be granted with respect to options granted under any stock option plan of the Company.

The holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted as the Committee imposes. Restricted stock may not be transferred by the holder until any restrictions established by the Committee have lapsed. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company or other similar corporate transaction or events affects the shares of common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or under an award, the Committee may, in such manner as it deems equitable or appropriate in order to prevent such dilution or enlargement of any such benefits or potential benefits, adjust any or all of (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the purchase or exercise price with respect to any award.

The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made that would violate the rules or regulations of the NASDAQ National Market or of any securities exchange applicable to the Company.

         THE NON-PLAN OPTION AGREEMENTS. Free-standing options granted include options issued as an inducement for new hires and/or in connection with new hires associated with acquisitions by the Company. These options are issued pursuant to Non-Qualified Stock Option Agreements. These options terminate 10 years after the effective date of the grant, unless earlier terminated upon termination of employment, death or disability. Upon termination or employment, death or disability, the employee will, in certain circumstances, get an additional period of months following such event to exercise the options to the extent of the full number of shares the employee was entitled to purchase on the date of such event. The options generally become exercisable after one year with respect to one-third of the shares with the balance of the shares becoming exercisable in equal installments on the last day of each of the eight successive three-month periods following the initial exercisability date, and are not transferable or assignable by the employees that receive the grant. The exercise price per share varies and is specified in the individual Non-Qualified Stock Option Agreements.

         In some cases, the non-plan Non-Qualified Stock Option Agreements and agreements under the 2001 Plan may contain provisions that restrict the activities of the employee once the term of employment is over. These restrictions include restrictions on the former employee's ability to compete with the Company for one year with respect to certain activities and restrictions on the former employee's ability to hire or contract for services with any employees for former employees of the Company.

         (iii) This number reflects 715,311 shares under the 2001 Plan.

EMPLOYMENT AND OTHER AGREEMENTS

         Each of Messrs. Feshbach, Tella, Axmacher and Ms. Lanis (the "Officers") has an employment agreement with the Company (an "Employment Agreement"). Mr. Prior has an employment agreement with the subsidiary containing the Company's specialty healthcare business unit. Except as noted, the Employment Agreements are on substantially identical terms. Under the Employment Agreements, each Officer receives an annual base salary and is entitled to participate in any incentive compensation program in effect from time to time for executives of the Company. The annual base salary of each of the Officers under his or her Employment Agreement as of December 31, 2003 was Mr. Feshbach ($425,000), Mr. Tella ($280,000), Mr. Prior ($270,000), Mr.
Axmacher ($220,000) and Ms. Lanis ($250,000). In addition, Ms. Lanis received a one-time signing bonus of $15,000 under the terms of her Employment Agreement. The salary under the Employment Agreements is subject to annual review and increase by the Compensation Committee. Each Employment Agreement has an initial term of one year and renews automatically for additional one-year periods unless notice of termination is given at least three months prior to renewal.

         The Company may terminate the Employment Agreement at any time with or without cause upon 30 days' prior written notice to the Officer, and the Officer may terminate the Employment Agreement at any time upon 30 days' prior written notice to the Company. In the event the Company terminates the Employment Agreement without cause prior to a change of control (defined below) or elects not to renew, the Officer will be entitled to receive a lump sum severance payment equal to the Officer's then current base salary plus the arithmetic average of payments made to the Officer pursuant to the Company's Executive Bonus Compensation Program with respect to the three years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company's stock option plan, any unvested stock option awards that would have vested during the twelve-month period following the date of termination shall vest and become immediately exercisable in full. If the Employment Agreement is terminated (or not renewed) by the Company without cause or by the Officer for good reason during the twelve-month period immediately following a change in control (or is terminated or not renewed prior to a change in control at the request or insistence of any person in connection with a change in control), the Officer shall be entitled to a lump sum severance payment equal to the product of two times the sum of the then current annual base salary plus the arithmetic average of payments made to the Officer pursuant to the Company's Executive Bonus Compensation Program with respect to the three fiscal years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company's stock option plan any unvested stock option awards shall vest and become immediately exercisable in full. The Employment Agreement also restricts the Officer from competing with the Company under certain circumstances during the Officer's employment with the Company and for a period of two years thereafter.

         Mr. Tella ceased to be an executive officer upon the closing of the acquisition of Critical Care Systems, Inc. in April 2004. Mr. Tella will continue as an employee until May 2005, and will receive a severance package valued at approximately $450,000 which will be paid out in monthly installments over his remaining employment. Mr. Tella has agreed to waive payment of his salary after the closing of the acquisition of Critical Care Systems through May 2005.

                              CERTAIN TRANSACTIONS

In December 2001 and January 2002, in order to encourage the executive officers of the Company to increase their equity stake in the Company, the Board of Directors offered to accelerate the exercisability of certain options held by executive officers (provided that the underlying shares could not be sold until such time, if any, as the option would have become exercisable under its original terms) and to provide the directors and officers with loans to cover 80% of the aggregate exercise price of any options they elected to exercise. Under this program, in December 2001. Mr. Maudlin borrowed $133,683. In 2002, Dr. Auerbach borrowed $77,495, Mr. Prior borrowed $600,870, Mr. Tella borrowed $489,958, Ms. Lanis borrowed $78,200 and Mr. Axmacher borrowed $103,795 to fund 80% of the exercise price of certain options. All of these loans bear interest at an annual rate of 2.46% and mature three years from the date of origination, provided that, to the extent that any of the shares acquired pursuant to the exercise of the related option are sold, the proceeds of that sale must be used to repay the principal and interest due on the loan. In 2003, Dr. Auerbach repaid $18,292 of his $77,495 loan, leaving a balance of $59,203, and Mr. Tella repaid $103,562 of his $489,958 loan, leaving a balance of $386,396.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total return on the Company's Common Stock during the five year period ended December 31, 2003 with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Health Services Index (assuming the investment of $100 in each vehicle on January 1, 1999 and reinvestment of all dividends).

                      COMPARISON OF CUMULATIVE TOTAL RETURN
       NASDAQ US STOCKS, CURATIVE COMMON & NASDAQ HEALTH SERVICES INDICES

                  [COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH]

                      Curative Health          NASDAQ              NASDAQ
                      Services, Inc.         U.S. Stocks       Health Services
                      ---------------        -----------       ---------------
    1998                  100.000              100.000             100.000
    1999                   22.464              253.451              70.052
    2000                   16.116              152.921              96.161
    2001                   39.130              121.318             103.967
    2002                   50.000               83.874              89.583
    2003                   40.000              125.313             136.984

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (formerly known as the Compensation and Stock Option Committee) of the Board of Directors (the "Committee") is responsible for reviewing the performance of the Company's executive officers and establishing their compensation, including base salary, bonus incentive compensation and other benefits and perquisites, if any, as well as grants to executive officers and other employees of long-term compensation incentives in the form of stock options pursuant to the Company's stock incentive plans. The Committee also makes recommendations as to compensation policies for the overall Company. The Committee is composed of three independent, non-employee directors. The key objectives of the Committee in administering executive compensation are the following:

                  - Aligning the economic interests of executive officers with both the short- and long-term interests of shareholders.

                  - Motivating executive officers to undertake strategic business initiatives and rewarding them for the successful development and implementation of those initiatives.

                  - Attracting and retaining key executive officers who will contribute to the long-term success of the Company.

         At present, there are three main components of compensation for executive officers: base salary, short-term incentive compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options.

BASE SALARY

         The Committee sets base salaries for executive officers (including the Chief Executive Officer) with reference to the specific responsibilities of the executive officer, his or her experience in the industry, his or her performance, and other competitive factors. The Committee reviews each executive officer's base salary annually and makes appropriate adjustments depending upon industry trends in executive salaries, Company financial and operating performance, and such individual's performance and contribution to the Company's growth and success. The base salaries of the Company's executive officers generally increased for the year ended December 31, 2003 by an average of approximately 19.6 percent over their base salaries for the prior year. However, two executives had received no increase in 2002 from their base 2001 salaries.

         As part of the selection process to hire a Chief Executive Officer, the Company engaged an independent consulting firm in 2002 to conduct an analysis of chief executive officer compensation. In performing its analysis, the consulting firm conducted a review of the Company's compensation policies and practices with respect to its other executive officers and a review of chief executive officer compensation of companies competing in the same industry as the Company, and comparable in size and revenue to the Company. In July 2002, Mr. Feshbach was hired as the Company's Chief Executive Officer. Under the employment agreement executed with Mr. Feshbach, he was entitled to an annual base salary of $400,000 for 2002, and in 2003, his salary was increased to $425,000 as based on the consulting firm's analysis, this amount was deemed to be competitive in comparison to the compensation paid to the chief executive officers of comparable companies. In determining Mr. Feshbach's base salary compensation, the Committee also considered Mr. Feshbach's experience and prior performance at the Company.

BONUS INCENTIVE COMPENSATION

         The executive officers of the Company (including the Chief Executive Officer) participate in the Company's Annual Bonus Compensation Program, pursuant to which each executive officer is eligible to earn a cash bonus for each fiscal year of the Company equal to a predetermined percentage of such officer's base salary, based on achievement of Company operating earnings goals, business unit performance and individual performance milestones.

         At the beginning of the fiscal year of the Company, the Committee approves pre-determined percentages of the executive officers' base salary that will be paid in the form of a cash bonus if the Company achieves certain targeted earnings goals as approved by the Committee. In addition, at the beginning of each fiscal year the Committee establishes certain operational milestones for the Company related to patient satisfaction results, sales and profit margin measurements, the achievement of healing outcomes of patients treated at the wound care programs, and other meaningful corporate goals which the Company's Specialty Pharmacy and Specialty Healthcare Services units might expect to accomplish in such fiscal year, and individual milestones for each officer. The Committee also establishes specified percentages of the executive officers' base salaries that will be paid in relation to the achievement of individual milestones. The earnings goals and the special milestones established by the Committee will permit the executive officers, except the Chief Executive Officer, to earn between sixty and eighty percent of their base salary, depending on an officer's position, in the form of a cash bonus. The Chief Executive Officer is permitted to earn up to 100% of his salary in the form of a cash bonus for meeting such earnings goals and special milestones. The executive officers' actual bonuses are awarded and paid in the following fiscal year once the Company's financial results and milestone achievements for the prior fiscal year have been finally determined.

         Selected executive officers achieved up to 100 percent of the individual milestones that were determined for the year. The executive officers on average were awarded 7.12 percent of their base salary in the form of cash bonus compensation related to milestone achievements for 2003. Mr. Feshbach, Mr. Tella and Mr. Prior were not awarded any bonus for 2003.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

         The Committee made grants of options to the executive officers during 2003 as follows: Mr. Feshbach (75,000), Mr. Tella (50,000), Mr. Prior (25,000),
Mr. Axmacher (25,000) and Ms. Lanis (25,000). The Committee did not award shares of restricted stock in 2003. In addition, Messrs. Feshbach, Prior, Tella, and Axmacher and Ms. Lanis each received a grant of 500 options in connection with certain amendments to their respective employment agreements in connection with the reorganization of the Company into a holding company structure.

         In January 2003, the Committee engaged an independent outside consulting firm to examine the Company's annual stock option grant process. In February 2003, the report of this consultant was presented to the Committee. The report analyzed the level of executive compensation for a number of comparable companies. The Committee referred to and relied upon this report in connection with its stock option grant decisions for 2003.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended, sets a $1.0 million limit on the amount of deductible compensation that can be paid in any year to an executive officer of the Company. "Qualified performance-based compensation" (as defined under Section 162(m)) is excluded from the calculation of this $1.0 million limit. Although the Committee does not believe that the annual compensation for 162(m) purposes for any of the Company's executive officers will exceed $1.0 million in 2003, the Company has taken the necessary steps to allow stock options granted under the 2000 Stock Incentive Plan to qualify as "qualified performance-based compensation" and so be excluded from this calculation.

MEMBERS OF THE COMPENSATION COMMITTEE:

Daniel E. Berce, Chairman
Paul S. Auerbach, M.D., Member
Timothy I. Maudlin, Member

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. Messrs. Berce and Maudlin are "financial experts" as the term is defined in the Securities and Exchange Commission rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The written charter, as amended in 2004, is attached as Appendix A to this proxy statement. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also held regular executive sessions without management present.

         The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

Daniel E. Berce, Chairman
Lawrence P. English, Member
Timothy I. Maudlin, Member

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2004 with respect to (1) each person who owned of record or was known by the Company to own beneficially more than five percent of the issued and outstanding shares of Common Stock, (2) each director, (3) each named executive officer, and (4) all directors and current executive officers as a group.

                                                                                   AMOUNT AND NATURE    PERCENTAGE OF
                                                                                     OF BENEFICIAL       COMMON STOCK
               NAME AND ADDRESS                                                        OWNERSHIP         OUTSTANDING
--------------------------------------------------------------------------------   -----------------    -------------
Kennedy Capital Management, Inc.................................................      1,112,602(1)           8.61%
    10829 Olive Boulevard
    St. Louis, MO 63141

Royce and Associates............................................................      1,098,500(2)           8.50%
     1414 Avenue of the Americas
     New York, NY 10019

Paradigm Capital Management.....................................................        789,300(3)           6.11%
     9 Elk Street
     Albany, NY 12207

Joseph L. Feshbach..............................................................        578,483(4)(5)        4.36%

Paul S. Auerbach, M.D...........................................................         96,625(5)              *

Daniel E. Berce.................................................................        120,598(5)              *

Peter M. DeComo.................................................................             --                 *

Lawrence P. English.............................................................        145,766(5)            1.0%

Timothy I. Maudlin..............................................................        229,283(5)(6)        1.76%

Paul F. McConnell...............................................................             --                 *

Gerard Moufflet.................................................................        192,540(5)           1.48%

John C. Prior...................................................................        324,842(5)           2.49%

William C. Tella................................................................        254,016(5)           1.94%

Nancy F. Lanis..................................................................        127,565(5)            1.0%

Thomas W. Axmacher..............................................................        120,100(5)              *

All directors and current executive officers as
a group (13 persons)............................................................      2,007,505(5)          14.18%

-------------------

*        Ownership does not exceed 1%

(1) Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004.

(2) Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2004.

(3) Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004.

(4)      Includes 244,659 shares held in trust.

(5) The number of shares shown in the table with respect to the following persons and group, includes the indicated number of shares which are issuable upon exercise of options exercisable within 60 days of March 31, 2004 ("currently exercisable options"): Mr. Feshbach, 333,824 shares; Dr. Auerbach, 83,625 shares; Mr. Berce, 114,598 shares; Mr. English, 115,766 shares; Mr. Maudlin, 88,764 shares; Mr. Moufflet, 73,517 shares; Mr. Prior, 152,583 shares; Mr. Tella, 159,828 shares; Ms. Lanis, 122,565 shares; Mr. Axmacher, 83,205 shares; and all directors and current executive officers as a group, 1,324,605 shares.

(6) Includes 36,700 shares owned by Mr. Maudlin's spouse. Mr. Maudlin disclaims beneficial ownership of the shares owned by his spouse.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than ten percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and ten percent or more beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports filed. Based solely on a review of the copies of such forms and certain representations, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were in compliance, except that
(i) one Form 3, for Alan Jackson was inadvertently filed late; (ii) two Form 4 filings related to options granted on March 5, 2003 and June 3, 2003 for each of Messrs. Feshbach, Prior, Axmacher, Tella, and Jackson, and Ms. Lanis and LeDell were inadvertently filed late and (iii) one Form 4 relating to options granted on June 3, 2003 for each of Dr. Auerbach and Messrs. Berce, English, Maudlin and Moufflet were inadvertently filed late.

                                   PROPOSAL #2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2004. A proposal to ratify that appointment will be presented at the Meeting. Ernst & Young LLP has served as the Company's independent auditors since September 1986. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                                  2003          2002
                                                  FEES          FEES
                                                --------      --------
AUDIT FEES (1)

  Aggregate Audit Fees                          $522,000      $354,000

  AUDIT-RELATED FEES (2)(3)
                                                --------      --------

  Total Audit-Related Fees                      $ 28,000      $ 73,000

  TAX FEES (2)(4)
                                                --------      --------

  Aggregate Tax Fees                            $266,000      $117,000

  OTHER FEES (2)(5)
                                                --------      --------

  Aggregate Other Fees                          $ 82,000      $ 30,000
                                                --------      --------
  TOTAL FEES                                    $898,000      $574,000
                                                ========      ========

(1) Includes fees and expenses related to the fiscal year audit of the Company's annual consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements and $154,000 in fees related to a contemplated debt offering in July 2003, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2) Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

(3) Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits and accounting consultations in connection with acquisitions.

(4) Includes $206,000 in fees incurred in connection with the Company's reorganization into a holding company structure and other fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax advice with respect to acquisitions.

(5) Includes fees for products and services other than the services reported above. In 2003, the $82,000 related to independent review organization work with respect to the the Company's Corporate Integrity Agreement.

PRE-APPROVAL POLICIES

         All services provided by our independent auditor, Ernst & Young LLP, are subject to pre-approval by our Audit Committee. The Audit Committee may authorize the Chair of the Committee or any of the Committee's individual members to approve services by Ernst & Young LLP to ensure prompt handling of pre-approval matters. The Chair then reports action taken at the next Audit Committee meeting. In seeking pre-approval from the Audit Committee, the Chief Financial Officer and the independent auditor must jointly submit to the Audit Committee for its review and approval, in advance of the performance of the services to be provided by the independent auditor, a schedule of audit, audit-related, tax and all other non-audit services proposed to be provided by the independent auditor. Such schedule must list the services to be provided and the amount of fees proposed to be approved relating to such services. The Audit Committee considers the overall relationship of fees for audit and non-audit services in determining whether to approve such services. One-hundred percent (100%) of the non-audit services performed in 2003 were approved by the Audit Committee, except services performed by Ernst & Young LLP as the independent review organization under the Company's Corporate Integrity Agreement, which was entered into with the Office of Inspector General, US Department of Health and Human Services prior to the effectiveness of the requirement that non-audit services be approved by the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

                                  OTHER ACTION

         The Board of Directors of the Company is not aware at this time of any other matters which will be presented for action at the Meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2005 Annual Meeting of the Shareholders of the Company and included in the Proxy Statement and form of Proxy relating to that meeting must be received by the Company no later than December 31, 2004 in order to qualify for such inclusion. If the Company does not receive notice before April 5, 2005 of any other shareholder proposal intended to be presented at the 2005 Annual Meeting but not included in the Proxy Statement and form of Proxy relating to that meeting, then the persons named in the Proxy solicited by the Board for that meeting will be allowed to exercise discretionary voting power to vote on that proposal.

                          NO INCORPORATION BY REFERENCE

         The information under the headings "Performance Graph," "Compensation Committee Report on Executive Compensation" and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                             SOLICITATION STATEMENT

         The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries have been requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

Hauppauge, New York                           By Order of the Board of Directors
April 30, 2004

                                              /s/ Nancy F. Lanis
                                              ----------------------------------
                                              Secretary

                                                                      APPENDIX A

                         CURATIVE HEALTH SERVICES, INC.
                             AUDIT COMMITTEE CHARTER
                            (AMENDED APRIL 13, 2004)

PURPOSE

The purpose of the Audit Committee (the "Committee") is (i) to provide assistance to the Board of Directors (the "Board") of Curative Health Services, Inc. (the "Company") in the oversight of (a) the accounting and financial reporting processes of the Company and the audits of the Company's financial statements, (b) the integrity of the Company's financial statements, (c) the Company's compliance with financial reporting and other Securities and Exchange Commission ("SEC") and listing exchange legal and regulatory requirements, (d) the independence, qualifications and performance of the Company's internal and external auditors, and (e) the adequacy of the Company's internal controls; (ii) to prepare the report that the rules of the SEC require be included in the Company's annual proxy statement; (iii) to resolve complaints relating to accounting, internal accounting controls or auditing matters and (iv) to review and approve any related party transactions.

MEMBERSHIP

The Committee shall consist of at least three directors of the Company, the specific number of such members to be determined from time to time by the Board. The members of the Committee shall be nominated by the Governance Committee of the Board, and appointed by and serve at the discretion of the Board.

Except as allowed under the listing standards of the NASDAQ National Market or other applicable laws, all members of the Committee shall be "independent" according to the standards for audit committee members, as defined in the listing standards of the NASDAQ National Market or such other national securities exchange on which the Company's securities are then listed, as the same may be amended from time to time (the "listing standards"), the rules and regulations of the Securities and Exchange Commission (the "SEC") and any other legal requirements applicable to the Company. Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand financial statements. At least one member of the Committee shall have accounting or related financial management expertise, in accordance with applicable legal and regulatory requirements.

OPERATING PRINCIPLES

The Committee shall fulfill its responsibilities with the following aims in mind: (i) to be directly responsible for the appointment, compensation, retention and oversight of the Company's independent auditors; (ii) to facilitate and maintain free and open means of communications among the Board, the Committee, the independent auditors, any individual performing significant internal audit functions and the management of the Company; (iii) to protect the interests of the Company and its shareholders by providing independent oversight on the Company's accounting functions and related party transactions; (iv) to keep the Committee's policies and procedures flexible in order to react to changing conditions; and (v) to assure the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

DUTIES AND RESPONSIBILITIES

The Committee's role is one of oversight; the Company's management is responsible for preparing the Company's financial statements and for their accuracy, and the Company's independent auditors are responsible for auditing those financial statements. In the absence of reason to believe that such reliance is unwarranted, the Committee members may rely without independent verification on the information provided to them and on the representations made by the Company's management and independent auditors.

Additionally, as the Committee recognizes that the Company's management and independent auditors have more knowledge and detailed information concerning the Company than do Committee members, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements (including any assurance that they have been carried out in accordance with generally accepted auditing standards), or acting as independent auditors, or providing any professional certification as to the work of the Company's independent auditors. Accordingly, the term "review" as applied to the Committee in this Charter is not intended to have the meaning given to such term in Statement of Auditing Standards No. 100, and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The Committee is at all times authorized to have direct, independent and confidential access to the Company's other directors, personnel, books, records and facilities to carry out the Committee's purposes.

The Committee shall have the following duties and responsibilities, in addition to any other duties and responsibilities prescribed by the Board from time to time:

         - Review and reassess the adequacy of this charter annually, recommend any proposed changes to the Board for approval, and have the charter published in accordance with the regulations of the SEC.

         - Select and engage independent auditors for the Company and approve the scope of the independent auditors' annual examination of the Company.

         - Approve in advance or set up procedures to pre-approve any engagement of the independent auditors to provide audit or non-audit services to the Company. All non-audit services permitted by law to be provided by the independent auditors must be considered and pre-approved by the Committee (or Committee member(s) designated by the Committee).

         - Meet annually with the independent auditors and management of the Company prior to the audit to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

         - Review with the independent auditors and financial and accounting personnel, the adequacy, effectiveness and integrity of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls are needed to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         - Consider and review with the Company's independent auditors and management: (i) the adequacy and effectiveness of the Company's disclosure controls and procedures and other internal controls; (ii) all significant deficiencies in the design or operation of the Company's internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; (iv) the adequacy and effectiveness of those portions of the Company's code(s) of ethics that relate to the integrity of the Company's financial reporting; and (v) the related findings and recommendations of the Company's independent auditors together with management's responses.

         - Review with management their certifications required regarding the integrity of financial statements and information contained in periodic reports of the Company, and the procedures and processes constituting disclosure controls or otherwise supporting the certification process.

         - Review with management and the independent auditors the Company's quarterly and annual releases of earnings, the Company's quarterly and annual financial statements, and the forms of 10Q and 10K filings (including the Management Discussion and Analysis portions), all prior to filing or distribution, and review whether the findings in connection with such releases and filings are consistent. Such review shall also include discussions with management and the independent auditors of significant issues regarding accounting principles, practices and judgments, any significant changes to the Company's accounting principles, and any items required to be communicated by or to the independent auditors.

         - Make a recommendation to the Board of Directors regarding the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC. Prepare the report of the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

         - Meet with the independent auditors and the Company's internal auditor at least once each quarter without members of management present. Among the items to be discussed in these meetings are the independent auditors' and internal auditor's evaluation of the Company's financial, accounting and auditing personnel, internal controls, and the cooperation that the independent auditors received during the course of their most recent review or audit of the Company's financial statements.

         - Review and discuss with management and the independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities whose accounts are not consolidated into the financial statements of the Company, in any case where the Committee is made aware of the same and which may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

         - Review and approve in advance any agreement, transaction or other arrangement between the Company and any related party which would be reportable pursuant to Item 404 of Regulation S-K.

         - Review the resources allocated, activities, organization structure, appointment, qualifications, performance and replacement of any individual performing significant internal audit functions.

         - Review significant reports prepared by any individual performing significant internal audit functions together with management's response and follow-up to these reports.

         - On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and any significant inquiries received from regulators or governmental agencies.

         - Provide procedures for the receipt, retention and treatment of complaints regarding the Company's accounting practices, internal accounting controls or auditing matters, including a procedure for the confidential and anonymous submission to the Audit Committee by employees of the Company of concerns regarding questionable accounting or auditing matters.

         - Investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to consult with and retain outside legal, accounting and other experts or advisors for this purpose if, in the judgment of the Committee, that is appropriate.

COMMITTEE'S RELATIONSHIP WITH INDEPENDENT AUDITORS AND ANY INDIVIDUAL PERFORMING SIGNIFICANT INTERNAL AUDIT FUNCTIONS; COMPANY FUNDING

         - The Committee shall have the direct responsibility for the appointment, retention, evaluation, compensation and oversight of the work of the Company's independent auditors and, if necessary or advisable in the Committee's sole discretion, for terminating the Company's independent auditors. The independent auditors, in their capacity as independent public accountants, shall report directly to the Committee.

         - The independent auditors shall report all relevant issues to the Committee responsive to agreed-on Committee expectations. In executing its oversight role, the Committee shall review the work of the external auditors.

         - The Committee shall annually review the performance (effectiveness, objectivity and independence) of the external auditors. The Committee shall (i) ensure the receipt of a formal written statement from the independent auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1 or similar requirements as may be issued in the future by authoritative accounting standards setting or regulatory bodies; and (ii) confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC. Additionally, the Committee shall discuss with the independent auditors relationships or services that may affect the auditors' objectivity or independence, and, if applicable, consider whether the independent auditors' provision of any permitted non-audit services to the Company is compatible with maintaining the objectivity and independence of the outside auditors. If the Committee is not satisfied with the auditors' assurances of independence, it shall take appropriate action to ensure the independence of the Company's external auditors.

         - The Committee's pre-approval shall be required in order for the Company to solicit for employment or for a position on its Board of Directors, or for the Company to hire, any current or former partner or any professional employee of the Company's outside auditor or any of its affiliated member firms, if such partner or professional employee is or has been involved in the performance of any audit, review, or attest service for the Company, or any other audit-related or financial statements or financial information related service, at any time during the then current fiscal year of the Company up to and including the date of filing of its periodic annual report with the Securities and Exchange Commission for that year, or in the 12 months preceding the date the Company filed its periodic annual report with the Securities and Exchange Commission for the immediately preceding fiscal year.

         - If either the external auditors or an individual performing significant internal auditing functions identify significant issues relating to matters within the scope of the Committee's responsibilities that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

         - The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, and to any other experts and advisors engaged by the Committee. The Company shall also provide for appropriate funding, as determined by the Committee, for any ordinary administrative expenses of this Committee that is necessary or appropriate in carrying out its duties.

MEETINGS

It is anticipated that the Committee will meet at least four times each year.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will regularly report to the Board of the Company regarding (i) all determinations made or actions taken pursuant to its duties and responsibilities, as set forth above, and (ii) any recommendations of the Committee submitted to the Board for action.

                     (CURATIVE HEALTH SERVICES, INC. LOGO)

                         ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, JUNE 2, 2004
                                   10:00 A.M.

                         CURATIVE HEALTH SERVICES, INC.
                             CORPORATE HEADQUARTERS
                                150 MOTOR PARKWAY
                               HAUPPAUGE, NY 11788

--------------------------------------------------------------------------------

(CURATIVE HEALTH SERVICES, INC. LOGO) CURATIVE HEALTH SERVICES, INC.
                                      CORPORATE HEADQUARTERS
                                      150 MOTOR PARKWAY
                                      HAUPPAUGE, NY 11788                  PROXY
--------------------------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS - JUNE 2, 2004
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nancy F. Lanis and Thomas Axmachar, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Curative Health Services, Inc. (the "Company"), held of record by the undersigned on April 21, 2004 at the Annual Meeting of the Stockholders to be held June 2, 2004, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED 'FOR' ALL PORTIONS OF ITEMS (1) AND (2) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutions or any of them may lawfully do by virtue hereof.

                   PLEASE PROMPTLY MARK, DATE, SIGN, AND MAIL
                    THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                               NO POSTAGE REQUIRED

                      See reverse for voting instructions,

                             - Please detach here -

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Nomination     01 Paul S. Auerbauch, MD  04 Joseph L. Feshbach  07 John C. Prior    [ ] Vote FOR           [ ] Vote WITHHELD
   and Election   02 Daniel E. Barce        05 Timothy I. Maudlin  08 Peter M. DeComo      all nominees           from all nominees
   of Directors:  03 Lawrence P. English    06 Gerard Moulffet     09 Paul E McConnell     (except as marked)


(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)           [ ]


2. To ratify the appointment of Ernst & Young as the Company's Independent Auditors.

3. In their discretion the Proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

     [ ]  For        [ ]   Against         [ ]  Abstain

ALL AS MORE PARTICULARLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT, DATED APRIL 30, 2004, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

Address Change? Mark Box [ ]           Date ____________________________________

Indicate changes below:

                                       _________________________________________


                                       _________________________________________


                                       Signature(s) in Box

                                       Please date this Proxy Card and sign your
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